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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      Form 8-K

                   Current Report Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported)    July 19, 1996
                                                         ___________________


                                      Aetna Inc.
        _______________________________________________________________________
                (Exact name of registrant as specified in its charter)


                                      Connecticut
        _______________________________________________________________________
                    (State or other jurisdiction of incorporation)


               1-11913                                  02-0488491
        ______________________________________________________________________
        (Commission File Number)                      (I.R.S. Employer
                                                       Identification No.)


        151 Farmington Avenue, Hartford, Connecticut           06156
        _______________________________________________________________________
        (Address of principal executive offices)             (ZIP Code)


        Registrant's telephone number, including area code     (860) 273-0123
                                                             __________________


                                    Not Applicable
        _______________________________________________________________________
            (Former name or former address, if changed since last report)



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                               TABLE OF CONTENTS
                               _________________


                                                                    Page
                                                                    ____

        Item 5.     Other Information.                  .             3


        Item 7(b).  Pro Forma Financial Information.                  3


        Signatures                                                    8

Item 5.  Other Information.

Unaudited pro forma condensed consolidated statement of income of Aetna Inc. for the twelve months ended December 31, 1996 is filed herewith under Item 7(b).


Item 7(b). Pro Forma Financial Information.

                UNAUDITED PRO FORMA FINANCIAL INFORMATION

On July 19, 1996, Aetna Services, Inc. ("Aetna") (formerly Aetna Life and Casualty Company) and U.S. Healthcare, Inc. ("U.S. Healthcare") respectively merged (respectively, the "Aetna Sub Merger" and the "U.S. Healthcare Sub Merger", and collectively, the "Mergers") with separate subsidiaries of a new holding company, Aetna Inc. ("Parent") and both Aetna and U.S. Healthcare became wholly-owned subsidiaries of Parent. The Mergers were effected pursuant to a definitive agreement, dated as of March 30, 1996, as amended by Amendment No. 1 thereto dated as of May 30, 1996 (as so amended, the "Merger Agreement") among Aetna, U.S. Healthcare, Parent and such subsidiaries.

The following unaudited pro forma condensed consolidated statement of income of Parent for the twelve months ended December 31, 1996 presents results for Parent as if each of the following had occurred as of January 1, 1996: (i) the consummation of the sale by Aetna of its property-casualty operations to an affiliate of The Travelers Insurance Group Inc. (the "Property-Casualty Sale") and (ii) the consummation of the Mergers (including associated borrowings and related transactions).

The U.S. Healthcare Sub Merger was accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid in the U.S. Healthcare Sub Merger was allocated to assets acquired and liabilities assumed based on their estimated fair values. The excess of such consideration over the estimated fair value of such assets and liabilities has been allocated to goodwill and certain other acquired intangible assets. The purchase price allocation may be adjusted within the year following the merger to reflect changes in the final valuations of U.S. Healthcare's assets and liabilities. The effect of any such adjustment is not expected to be significant. The Aetna Sub Merger was treated as a reorganization with no change in the recorded amount of Aetna's assets and liabilities. The pro forma condensed consolidated statement of income does not give effect to any synergies which may be realized in the future as a result of the Mergers. A severance and facilities charge principally related to the integration of Aetna's and U.S. Healthcare's combined health operations (the "Combined Health Operations") of $423.0 million (pretax, $275.0 million after tax) was recorded by Parent in the fourth quarter of 1996.

The unaudited pro forma condensed consolidated statement of income is provided for informational purposes only and does not purport to represent what Parent's results of operations actually would have been had the Property-Casualty Sale and the Mergers in fact occurred on the date indicated, or to project Parent's results of operations for any future date or period.

The unaudited pro forma condensed consolidated statement of income is based on the historical consolidated financial statements of Parent and should be read in conjunction with such historical financial statements, and the notes thereto, which are included in the 1996 Form 10-K of Parent and the quarterly report on Form 10-Q of U.S. Healthcare for the quarter ended March 31, 1996 (see also information regarding forward-looking information included in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") within Parent's 1996 Annual Report to Shareholders. The MD&A is incorporated by reference into the 1996 Form 10-K of Parent).

                                 Aetna Inc.
      Unaudited Pro Forma Condensed Consolidated Statement Of Income
                  For the Twelve Months Ended December 31, 1996
               (in millions, except share and per common share data)

                                                                                           Pro Forma
                                                  Pro Forma                                     U.S.
                                       Aetna      Property-        Aetna         U.S.     Healthcare        Aetna
                                        Inc.  Casualty Sale         Inc.   Healthcare         Merger         Inc.
                                  Historical  Adjustments(a) As Adjusted   Historical  Adjustments(c) As Adjusted
                                  __________  ______________ ___________  ___________  ______________ ___________

Revenue:

Premiums                          $  9,288.8   $        -    $   9,288.8  $   2,331.4  $         -    $ 11,620.2
Net investment income, including
 net realized capital gains          3,699.6            - (b)    3,699.6         37.2        (56.6)(d)   3,680.2

Fees and other income                2,174.8            -        2,174.8         53.3            -       2,228.1
                                  ______________________________________________________________________________

Total revenue                       15,163.2            -       15,163.2      2,421.9        (56.6)     17,528.5
________________________________________________________________________________________________________________

Benefits and Expenses:

Current and future benefits         10,341.4            -       10,341.4      1,764.6            -      12,106.0
Operating expenses                   3,319.8            -        3,319.8        432.7          4.7 (e)   3,652.5
                                                                                            (114.1)(j)
                                                                                               9.4 (k)
Interest expense                       168.3            -          168.3            -         56.9 (f)     225.2
Amortization of goodwill and
 other acquired intangible assets      172.5            -          172.5            -        195.2 (h)     367.7
Amortization of deferred policy
 acquisition costs                     160.1            -          160.1            -            -         160.1
Reductions of loss on discontinued
 products                             (202.3)           -         (202.3)           -            -        (202.3)
Severance and facilities charges       864.7            -          864.7            -            - (i)     864.7
                                  ______________________________________________________________________________

Total benefits and expenses         14,824.5            -       14,824.5      2,197.3        152.1      17,173.9
________________________________________________________________________________________________________________

Income from continuing operations
 before income taxes
 and preferred stock dividends         338.7            -          338.7        224.6       (208.7)        354.6

Income taxes                           133.6            -          133.6        100.1        (19.8)(d)     180.7
                                                                                              (1.8)(e)
                                                                                             (19.9)(f)
                                                                                              27.0 (j)
                                                                                             (34.9)(h)
                                                                                              (3.6)(k)
                                  ______________________________________________________________________________


Income from continuing operations      205.1            -          205.1        124.5       (155.7)        173.9

Dividends on mandatorily
 convertible preferred stock           (25.1)           -          (25.1)           -        (30.5)(g)     (55.6)
                                  _______________________________________________________________________________

Income from continuing operations
 applicable to common ownership   $    180.0   $        -     $    180.0   $    124.5   $   (186.2)   $    118.3
                                  ______________________________________________________________________________
                                  ______________________________________________________________________________

Results Per Common Share:
Primary:
Income from continuing
 operations                       $     1.36                  $     1.36                              $      .78
                                  __________                  __________                              __________
                                  __________                  __________                              __________
  Weighted average common shares

   and common share equivalents
   outstanding                   132,155,336                 132,155,336                             151,691,592*
                                 ___________                 ___________                             ___________

* Pro forma weighted average common shares outstanding reflect Parent's 1996 weighted average common shares outstanding and the issuance by Parent of 34,988,615 shares of
  Parent Common Stock in connection with the U.S. Healthcare Sub Merger, as though all such shares were issued and outstanding on January 1, 1996.  No conversion of mandatorily convertible preferred stock issued in connection with the Mergers is assumed.

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income.

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Statement of Income

Pro Forma Adjustments Related to the Property-Casualty Sale:
____________________________________________________________

a. No adjustment has been made to reflect the historical results of Aetna's discontinued property-casualty operations. Such results were $445.9 million which included income from Discontinued Operations of $182.2 million for the period January 1, 1996 through April 2, 1996 and a gain from sale of such operations of $263.7 million.

b. No adjustment has been made to reflect interest income for the period January 1, 1996 through April 2, 1996 at 4.93% (average 3 month Treasury bill rate for the period) on net proceeds from the Property-Casualty Sale (after giving effect to the payment of transaction costs and liabilities associated with the sale) of approximately $3.9 billion. The amount of such adjustment (after tax) would approximate $31.3 million for the period January 1, 1996 through April 2, 1996.

Pro Forma Adjustments Related to the Mergers:
_____________________________________________

c. No adjustment has been made to give effect to any synergies which may be realized in the future as a result of the Mergers.

d. Pro forma adjustment to reflect a reduction in interest income and the related tax effect for the period April 2, 1996 through July 19, 1996 on that portion of the cash consideration paid at closing of the U.S. Healthcare Sub
    Merger from the Property-Casualty Sale proceeds. No such adjustment has been made for the period January 1, 1996 through April 2, 1996 since such interest income is not reflected in the pro forma financial statements (see adjustment b).

e. Pro forma adjustment to conform the U.S. Healthcare accounting policies with those of Aetna related to expensing rather than capitalizing costs primarily relating to purchased and internally developed software, printed and other promotional items, and the related income tax effect.

f. Pro forma adjustment to reflect assumed interest expense of 7.38% on $1.4 billion of borrowings incurred in connection with the U.S. Healthcare Sub Merger, and the related income tax effect.

                              Aetna Inc.
                     Notes To Unaudited Pro Forma
              Condensed Consolidated Statement of Income

Pro Forma Adjustments Related to the Mergers (Continued):
_________________________________________________________

g. Pro forma adjustment to reflect the dividends on the $865 million of the mandatorily convertible preferred stock issued in connection with the Mergers. In determining pro forma earnings per share, mandatorily convertible preferred stock is not considered a common stock equivalent and is antidilutive.

h. Pro forma adjustment to reflect the amortization of the approximately $7.9 billion excess of the purchase price over the estimated fair value of the net assets acquired using a range of estimated useful lives for other acquired intangible assets of 5 to 25 years and a 40 year period for goodwill
    (37 year weighted average life), and the related income tax effect on other acquired intangible assets.

i. No adjustment has been made to give effect to any additional nonrecurring/unusual restructuring charges that may be incurred as a result of the integration of the health operations of Aetna and U.S. Healthcare. Integration charges of $423.0 million (pretax, $275.0 million after tax) were recorded by Parent in the fourth quarter of 1996.

j. Pro forma adjustment to remove the effect of nonrecurring merger-related costs, including transaction fees and expenses, and charges incurred as a result of an agreement with the principal shareholder of U.S. Healthcare (the "Agreement with Principal Shareholder") and employment agreements with U.S. Healthcare executives (the "Employment Agreements") concurrent with or prior to the Mergers and the related income tax effect.

k. Pro forma adjustment to reflect recurring expenses incurred as a result of the Agreement with Principal Shareholder and the Employment Agreements and the related income tax effect.


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                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                            Aetna Inc.
                                   ____________________________
                                           (Registrant)


Date  February 28, 1997         By /s/ Robert J. Price
                                   ____________________________
                                      (Signature)

                                      Robert J. Price
                                      Vice President and
                                      Corporate Controller
                                      (Chief Accounting Officer)